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EXHIBIT 4.9

                                     FORM OF

                       VOTING AND EXCHANGE TRUST AGREEMENT

      MEMORANDUM OF AGREEMENT made as of the        day of        , 2000.

AMONG:

                SMTC MANUFACTURING CORPORATION OF CANADA, a corporation existing under the laws of the Province of Ontario (hereinafter referred to as "SMTC Canada"),

                                                              OF THE FIRST PART,
                                     - and -

                SMTC CORPORATION,
                a corporation existing under the laws of the State of Delaware (hereinafter referred to as "SMTC"),

                                                             OF THE SECOND PART,
                                     - and -

                SMTC NOVA SCOTIA COMPANY,
                an unlimited company existing under the laws of the Province of Nova Scotia
                (hereinafter referred to as "SMTC Nova Scotia"),

                                                              OF THE THIRD PART,
                                     - and -

                CIBC MELLON TRUST COMPANY,
                a trust company incorporated under the laws of Canada (hereinafter referred to as the "Trustee"),

                                                             OF THE FOURTH PART.


     WHEREAS, pursuant to an underwriting agreement dated as of       , 2000
and a prospectus dated as of        , 2000 filed with the securities regulatory
authorities in each of the provinces of Canada (the "Prospectus"), SMTC Canada
has agreed to issue         non-voting exchangeable shares of SMTC Canada
("Exchangeable Shares") to the public in an initial public offering (the "Initial Public Offering") and may, from time to time, issue additional Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares;
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     AND WHEREAS SMTC Canada will, on the date of this agreement,
issue          Exchangeable Shares to certain SMTC Canada shareholders on the conversion of previously issued SMTC Canada Class L exchangeable shares;

     AND WHEREAS each Exchangeable Share is exchangeable at the holder's option at any time, without further payment, for one share of common stock of SMTC (the "SMTC Common Stock");

     AND WHEREAS coincident with and as part of the issue of Exchangeable Shares pursuant to the Initial Public Offering, SMTC, SMTC Nova Scotia and SMTC Canada are to execute a voting and exchange trust agreement substantially in the form of this agreement;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this agreement, the following terms shall have the following meanings:

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first-mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     "Automatic Exchange Right" means the benefit of the obligation of SMTC, in the event of an SMTC Liquidation Event, to purchase all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by SMTC or its Affiliates) from the holders thereof on the fifth Business Day prior to the effective date of any such SMTC Liquidation Event in exchange for shares of SMTC Common Stock, plus the aggregate Dividend Amount, pursuant to Section 5.11.

     "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than SMTC and its Affiliates.

     "Beneficiary Votes" has the meaning ascribed thereto in Section 4.2.

     "Board of Directors" means the board of directors of SMTC Canada.

     "Business Day" means any day on which commercial banks are open for business in Toronto, Ontario and New York, New York, other than a Saturday, a Sunday or a day


                                      -2-
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     observed as a holiday in Toronto, Ontario under the laws of the Province of
     Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

     "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively.

     "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (i) the Foreign Currency Amount and (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, if such noon spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company Insolvency Event" means the consent of SMTC Canada to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation, the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), where SMTC Canada fails to contest in good faith any such proceedings commenced in respect of it within 30 days of becoming aware thereof, or the consent by SMTC Canada to the filing of any such petition or to the appointment of a receiver, or the institution by SMTC Canada of any such proceeding, or the making by SMTC Canada of a general assignment for the benefit of creditors, or the admission in writing by SMTC Canada of its inability to pay its debts generally as they become due, or SMTC Canada not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares in accordance with the Exchangeable Share Provisions.

     "Current Market Price" means, in respect of a share of SMTC Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of the SMTC Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the shares of SMTC Common Stock are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which shares of SMTC Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of SMTC Common Stock during such period does not create a market that reflects the fair market value of SMTC Common Stock, then the Current Market Price of a share of SMTC Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

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     "Dividend Amount" means, at any date with respect to any Exchangeable
     Share, the full amount of all dividends, if any, declared and unpaid on each such Exchangeable Share held by a holder on any dividend record date which occurred prior to such date.

     "Exchange Right" has the meaning ascribed thereto in Section 5.1.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of SMTC Canada having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attached to the Exchangeable Shares as set out in the articles of SMTC Canada.

     "Exchangeable Share Support Agreement" means that certain exchangeable share support agreement made as of ., 2000 between SMTC Canada, SMTC Nova Scotia and SMTC.

     "Indemnified Parties" has the meaning ascribed thereto in Section 9.1.

     "Liquidation Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "List" has the meaning ascribed thereto in Section 4.6.

     "Nasdaq" means the Nasdaq National Market.

     "Officer's Certificate" means, with respect to SMTC or SMTC Canada, as the case may be, a certificate signed by any one director or officer of such corporation.

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, syndicate or other entity, whether or not having legal status.

     "Redemption Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Retracted Shares" has the meaning ascribed thereto in Section 5.7.

     "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Retraction Request" has the meaning ascribed thereto in the Exchangeable Share Provisions.


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     "SMTC Common Stock" means the shares of common stock, par value US$0.01, in the capital of SMTC, and any other securities into which such shares may be changed, including shares into which SMTC Common Stock may be changed consequent upon an amalgamation, merger, reorganization or other transaction affecting the SMTC Common Stock.

     "SMTC Consent" means a written consent sought by SMTC from its stockholders, including SMTC Stockholders.

     "SMTC Liquidation Date" has the meaning ascribed thereto in Section
     5.11(c).

     "SMTC Liquidation Event" has the meaning ascribed thereto in Section
     5.11(b).

     "SMTC Meeting" means a meeting of stockholders of SMTC at which SMTC Stockholders are entitled to vote.

     "SMTC Stockholders" means holders of SMTC Common Stock.

     "SMTC Successor" has the meaning ascribed thereto in Section 11.1(a).

     "Special Voting Share" means the one share of special voting stock of SMTC, par value US$0.01, which entitles the holder of record of such share to a number of votes at meetings of SMTC Stockholders equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by SMTC and its Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

     "Trust" means the trust created by this agreement.

     "Trustee" means CIBC Mellon Trust Company, a trust company organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee thereto appointed under this agreement.

     "Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

     "Voting Rights" means the rights of the holders of Exchangeable Shares to direct the voting of the Special Voting Share in accordance with this agreement.

1.2  Interpretation Not Affected by Headings

     The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this agreement. The terms "this agreement", "hereof", "herein" and "hereunder" and


                                      -5-
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similar expressions refer to this agreement and not to any particular Article,
Section or other portion hereof, and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender

     In this agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.4  Date for any Action

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1  Establishment of Trust

     The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

                                    ARTICLE 3
                              SPECIAL VOTING SHARE

3.1  Issue and Ownership of the Special Voting Share

     SMTC hereby issues to and deposits with the Trustee, the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. SMTC hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by SMTC to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee shall:

     (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

     (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share, and the Special Voting Share shall not be used or disposed of by the Trustee for any


                                      -6-
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          purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2  Legended Share Certificates

     SMTC Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3  Safe Keeping of Certificate

     The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1  Voting Rights

     The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the SMTC Stockholders at an SMTC Meeting or in connection with an SMTC Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the SMTC Meeting is held or an SMTC Consent is sought; and

     (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2  Number of Votes

     With respect to all SMTC Meetings and all SMTC Consents, each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by SMTC or by applicable law for such SMTC Meeting or SMTC Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such SMTC Meeting or in connection with such SMTC Consent.

4.3  Mailings to Shareholders

     With respect to each SMTC Meeting and SMTC Consent, the Trustee shall use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the


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same manner as SMTC utilizes in communications to SMTC Stockholders, subject to applicable regulatory requirements, the Trustee being advised in writing of that method and it being able to provide that method of communication) to each of the Beneficiaries named in the List referred to in Section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by SMTC to SMTC Stockholders:

     (a) a copy of such notice, together with any related meeting materials to be provided to SMTC Stockholders;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such SMTC Meeting or SMTC Consent or, pursuant to Section 4.7, to attend such SMTC Meeting and to exercise personally the Beneficiary Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee to exercise the votes attaching to the Special Voting Share, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of the management of SMTC to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

     (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which, in the case of an SMTC Meeting, shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

Unless otherwise agreed to by SMTC and the Trustee, the materials referred to above are to be provided to the Trustee by SMTC.

     For the purposes of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any SMTC Meeting or SMTC Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by SMTC or by applicable law for purposes of determining SMTC Stockholders entitled to vote at such SMTC Meeting. SMTC will notify the Trustee of any decision of the board of directors of SMTC with respect to the calling of any SMTC Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.


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4.4  Copies of Shareholder Information

     SMTC will deliver to the Trustee copies of all proxy materials (including notices of SMTC Meetings but excluding proxies to vote shares of SMTC Common Stock), information statements, reports (including without limitation, all interim and annual financial statements) and other written materials that, in each case, are to be distributed from time to time to SMTC Stockholders in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are sent to SMTC Stockholders. The Trustee will mail or otherwise send to each Beneficiary, at the expense of SMTC, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by SMTC) received by the Trustee from SMTC contemporaneously with the sending of such materials to SMTC Stockholders. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:

     (a) received by the Trustee as the registered holder of the Special Voting Share and made available by SMTC generally to SMTC Stockholders; or

     (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by SMTC.

4.5  Other Materials

     As soon as reasonably practicable after receipt by SMTC or SMTC Stockholders (if such receipt is known by SMTC) of any material sent or given by or on behalf of a third party to SMTC Stockholders generally, including without limitation, dissident proxy circulars (and related information and material) and tender and exchange offer circulars (and related information and material), SMTC shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of SMTC, copies of all such materials received by the Trustee from SMTC. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto copies of all such materials.

4.6  List of Persons Entitled to Vote

     SMTC Canada shall, (a) prior to each annual, general and special SMTC Meeting or the seeking of any SMTC Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an SMTC Meeting or an SMTC Consent, at the close of business on the record date established by SMTC or pursuant to applicable law for determining the SMTC Stockholders entitled to


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receive notice of and/or to vote at such SMTC Meeting or to give consent in connection with such SMTC Consent. Each such List shall be delivered to the Trustee promptly after receipt by SMTC Canada of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this agreement. SMTC agrees to give SMTC Canada written notice (with a copy to the Trustee) of the calling of any SMTC Meeting or the seeking of any SMTC Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such SMTC Meeting or the seeking of such consent so as to enable SMTC Canada to perform its obligations under this Section 4.6.

4.7  Entitlement to Direct Votes

     Any Beneficiary named in a List prepared in connection with any SMTC Meeting or SMTC Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, or (b) to attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8  Voting by Trustee and Attendance of Trustee Representative at Meeting

     (a) In connection with each SMTC Meeting and SMTC Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

     (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each SMTC Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting, or
          (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.


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4.9  Distribution of Written Materials

     Any written materials distributed by the Trustee pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as SMTC utilizes in communications to SMTC Stockholders, subject to applicable regulatory requirements, the Trustee being advised in writing of that method of communication and it being able to provide that method of communication) to each Beneficiary at its address as shown on the books of SMTC Canada. SMTC Canada shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10 Termination of Voting Rights

     All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to SMTC or SMTC Nova Scotia, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of SMTC Common Stock, as specified in Article 5 (unless, in either case, SMTC shall not have delivered the requisite shares of SMTC Common Stock issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to
Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of SMTC Canada pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by SMTC Nova Scotia pursuant to the exercise by SMTC Nova Scotia of any Call Right.

                                    ARTICLE 5
            EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND CALL RIGHTS

5.1  Grant and Ownership of the Exchange Right

     SMTC hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of a Company Insolvency Event, to require SMTC to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this agreement. SMTC hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by SMTC to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and


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be vested with full legal ownership of the Exchange Right and the Automatic
Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

     (b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

5.2  Legended Share Certificates

     SMTC Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

     (b)  the Automatic Exchange Right.

5.3  General Exercise of Exchange Right

     The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4  Purchase Price

     The total purchase price payable by SMTC for each Exchangeable Share to be purchased by SMTC under the Exchange Right shall be an amount per share equal to
(a) the Current Market Price of a share of SMTC Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by SMTC causing to be sent to such holder one share of SMTC Common Stock, plus (b) to the extent not paid by SMTC Canada, an additional amount equivalent to the Dividend Amount. In connection with each exercise of the Exchange Right, SMTC shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The total purchase price for each such Exchangeable Share so purchased may be satisfied only by SMTC issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of SMTC Common Stock and, on the applicable payment date, a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 5.13).

5.5  Exercise Instructions

     Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of a Company Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of SMTC Canada. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario, or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires SMTC to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the articles and bylaws of SMTC Canada and such additional documents and instruments as the Trustee, SMTC or SMTC Canada may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require SMTC to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by SMTC free and clear of all liens, claims and encumbrances, (iii) the name or names in which the certificates representing shares of SMTC Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, SMTC Canada and SMTC of payment) of the taxes (if any) payable as contemplated by Section 5.8. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by SMTC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of SMTC Canada.

5.6  Delivery of SMTC Common Stock; Effect of Exercise

     Promptly after receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires SMTC to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to SMTC, the Trustee shall notify SMTC and SMTC Canada of its receipt of the same, which notice to SMTC and to SMTC Canada shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and SMTC shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of shares of SMTC Common Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date, cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, SMTC Canada and SMTC of the payment of) the taxes (if any) payable as contemplated by Section 5.8. Immediately upon the giving of notice by the Trustee to SMTC and to SMTC Canada of the exercise of the Exchange Right as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to SMTC all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor (together with a cheque for the balance, if any, of the total purchase price therefor without interest), unless the requisite number of shares of SMTC Common Stock is not allotted, issued and delivered by SMTC to the Trustee within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such shares of SMTC Common Stock are so allotted, issued and delivered by SMTC and any such cheque is delivered and paid. Upon delivery by SMTC to the Trustee of such shares of SMTC Common Stock and any such cheque, the Trustee shall deliver such shares of SMTC Common Stock and such cheque to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of SMTC Common Stock delivered to it pursuant to the exercise of the Exchange Right.

5.7  Exercise of Exchange Right Subsequent to Retraction

     In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require SMTC Canada to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by SMTC Canada pursuant to Section 6.6 of the Exchangeable Share Provisions that SMTC Canada will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from SMTC Canada, and provided that SMTC Nova Scotia shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the Retraction Request delivered by the Beneficiary to SMTC Canada pursuant to Section 6.1 of the Exchangeable Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that SMTC Canada is unable to redeem. In any such event, SMTC Canada hereby agrees with the Trustee and in favour of the Beneficiary to immediately notify the Trustee of such prohibition against SMTC Canada redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to SMTC Canada or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the Retraction Request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that SMTC Canada is not permitted to redeem and will require SMTC to purchase such shares in accordance with the provisions of this Article 5.

5.8  Stamp or Other Transfer Taxes

     Upon any sale of Exchangeable Shares to SMTC pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing shares of SMTC Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such name or names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of SMTC, SMTC Canada or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, SMTC and SMTC Canada that such taxes, if any, have been paid.

5.9  Notice of Company Insolvency Event

     As soon as practicable following the occurrence of a Company Insolvency Event or any event that, with the giving of notice or the passage of time or both, would be a Company Insolvency Event, SMTC Canada and SMTC shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from SMTC Canada or SMTC of the occurrence of a Company Insolvency Event, or upon the Trustee becoming aware of a Company Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of SMTC, a notice of such Company Insolvency Event in the form provided by SMTC, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 Qualification of SMTC Common Stock

     SMTC covenants that if any shares of SMTC Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by SMTC to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer of securities of an issuer that is not a "reporting issuer" or equivalent within the meaning of Canadian provincial securities laws, or by reason of a holder being a "control person" of SMTC for purposes of Canadian provincial securities law or an "affiliate" of SMTC for purposes of United States federal or state securities law), SMTC will, in good faith, expeditiously take all such actions and do all such things as are necessary or desirable to cause such shares of SMTC Common Stock to be and remain duly registered, qualified or approved. SMTC will, in good faith, expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of SMTC Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Right, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of SMTC Common Stock have been listed by SMTC and remain listed and are quoted or posted for trading at such time.

5.11 Automatic Exchange on Liquidation of SMTC

     (a) SMTC will give the Trustee written notice of each of the following events at the time set forth below:

          (i) in the event of any determination by the board of directors of SMTC to institute voluntary liquidation, dissolution or winding-up proceedings with respect to SMTC or to effect any other distribution of assets of SMTC among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) as soon as practicable following the earlier of (A) receipt by SMTC of notice of, and (B) SMTC otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of SMTC or to effect any other distribution of assets of SMTC among its shareholders for the purpose of winding-up its affairs, in each case where SMTC has failed to contest in good faith any such proceeding commenced in respect of SMTC within 30 days of becoming aware thereof.

     (b) As soon as practicable following receipt by the Trustee from SMTC of notice of any event (an "SMTC Liquidation Event") contemplated by
          Section 5.11(a)(i) or 5.11(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by SMTC to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of SMTC Common Stock provided for in Section 5.11(c).

     (c) In order that the Beneficiaries will be able to participate on a pro rata basis with SMTC Stockholders in the distribution of assets of SMTC in connection with an SMTC Liquidation Event, on the fifth Business Day prior to the effective date (the "SMTC Liquidation Date") of an SMTC Liquidation Event, all of the then outstanding Exchangeable Shares (other than those held by SMTC and its Affiliates) shall be automatically exchanged for shares of SMTC Common Stock. To effect such automatic exchange, SMTC shall purchase on the fifth Business Day prior to the SMTC Liquidation Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to (a) the Current Market Price of a share of SMTC Common Stock on the fifth Business Day prior to the SMTC Liquidation Date, which shall be satisfied in full by SMTC issuing to the Beneficiary one share of SMTC Common Stock, and (b) to the extent not paid by SMTC Canada, an additional amount equivalent to the Dividend Amount. In connection with such automatic exchange, SMTC shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

     (d) On the fifth Business Day prior to the SMTC Liquidation Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of SMTC Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to SMTC all of the Beneficiary's right, title and interest in such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares. On such date, SMTC shall issue to the Beneficiary the shares of SMTC Common Stock issuable upon the automatic exchange of Exchangeable Shares for shares of SMTC Common Stock and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of SMTC Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for shares of SMTC Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with SMTC pursuant to such automatic exchange shall thereafter be deemed to represent shares of SMTC Common Stock issued to the Beneficiary by SMTC pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent shares of SMTC Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as SMTC may reasonably require, SMTC shall deliver or cause to be delivered to the Beneficiary certificates representing shares of SMTC Common Stock of which the Beneficiary is the holder.

5.12 Call Rights

     The Trustee, on behalf of each holder of an Exchangeable Share from time to time, whether of record or beneficial, agrees to, acknowledges and confirms each of the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, in each case, in favour of SMTC Nova Scotia, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of SMTC Canada or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of SMTC Nova Scotia as therein provided, and it is agreed and acknowledged that such Call Rights are granted as part of the consideration for the obligations of SMTC under this agreement.

5.13 Withholding Rights

     SMTC, SMTC Canada and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or SMTC Common Stock such amounts as SMTC, SMTC Canada or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income

Tax Act (Canada), the Code or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, SMTC, SMTC Canada and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to SMTC, SMTC Canada or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirements and SMTC, SMTC Canada or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. SMTC represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the Code.

5.14 SMTC Common Stock

     SMTC hereby represents, warrants and covenants that the shares of SMTC Common Stock issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

                                    ARTICLE 6
                 RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1  Issue of Additional Shares

     During the term of this agreement, SMTC will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with Section 10.2 of the Exchangeable Share Provisions, issue any shares of its special voting stock in addition to the Special Voting Share.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1  Powers and Duties of the Trustee

     The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the Special Voting Share from SMTC as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Right from SMTC as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries shares of SMTC Common Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

     (h) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of SMTC and SMTC Canada under this agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this agreement.

     In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

     The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice, the Trustee may, for all purposes of this agreement, conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2  No Conflict of Interest

     The Trustee represents to SMTC and to SMTC Canada that at the date of execution and delivery of this agreement, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this
Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.

7.3  Dealings with Transfer Agents, Registrars, etc.

     SMTC and SMTC Canada irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the shares of SMTC Common Stock; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and
          (ii) from the transfer agent of the shares of SMTC Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right in the manner specified in
          Article 5.

     SMTC and SMTC Canada irrevocably authorize their respective registrars and transfer agents to comply with all such requests. SMTC covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right in each case pursuant to Article 5.

7.4  Books and Records

     The Trustee shall keep available for inspection by SMTC and SMTC Canada at the Trustee's principal office in Toronto, Ontario, correct and complete books and records of accounts relating to the Trust created by this agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before March 31, 2001 and on or before March 31 in every year thereafter, so long as the Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to SMTC and to SMTC Canada a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by SMTC of shares of SMTC Common Stock in connection with the Exchange Right, during the fiscal year ended on such December 31; and

     (c) any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5  Income Tax Returns and Reports

     The Trustee shall, to the extent necessary, prepare and file or cause to be prepared and filed on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded, and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, SMTC shall retain such experts to provide such advice or assistance to the Trustee.

7.6  Indemnification Prior to Certain Actions by Trustee

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to Section 7.15, and with respect to the Automatic Exchange Right pursuant to Article 5, subject to Section 7.15.

     None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

7.7  Action of Beneficiaries

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and has furnished the Trustee with the funds, security or indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8  Reliance Upon Declarations

     The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this agreement.

7.9  Evidence and Authority to Trustee

     SMTC and/or SMTC Canada shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by SMTC and/or SMTC Canada or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of SMTC and/or SMTC Canada promptly if and when:

     (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives SMTC and/or SMTC Canada written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of SMTC and/or SMTC Canada or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

     Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of SMTC and/or SMTC Canada, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by it, provided that if such report or opinion is furnished by a director, officer or employee of SMTC and/or SMTC Canada, it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

     (a) declaring that the person has read and understands the provisions of this agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which the person based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that the person has made such examination or investigation as the person believes is necessary to enable the person to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisors and Agents

     The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by SMTC and/or SMTC Canada or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee

     Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee, which, under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of SMTC Canada. Any direction by SMTC Canada to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (Toronto time) or received on a day other than a Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) on the next Business Day. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of SMTC Canada, in the deposit department of the Trustee or any other chartered bank, loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     The Trustee shall maintain accurate books, records and accounts of the transactions effected or controlled by the Trustee hereunder and the receipt, investment, re-investment and disbursement of any funds held by the Trustee and shall provide to SMTC and SMTC Canada records and statements thereof periodically upon request.

7.12 Trustee Not Required to Give Security

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request

     Except as otherwise specifically provided in this agreement, the Trustee shall not be bound to act in accordance with any direction or request of SMTC and/or SMTC Canada or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business

     The Trustee represents to SMTC and to SMTC Canada that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right shall not be affected in any manner whatsoever by reason only of such event, but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15 Conflicting Claims

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

     (b) all differences with respect to the Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust

     The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and bylaw in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8
                                  COMPENSATION

8.1  Fees and Expenses of the Trustee

     SMTC and SMTC Canada jointly and severally agree to pay the Trustee reasonable compensation for all of the services tendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes other than taxes based on the net income of the Trustee, compensation paid to experts and advisers, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this agreement; provided that SMTC and SMTC Canada shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1  Indemnification of the Trustee

     SMTC and SMTC Canada jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction (to be confirmed in writing) delivered to the Trustee by SMTC or SMTC Canada pursuant hereto.

     In no case shall SMTC or SMTC Canada be liable under this indemnity for any claim against any of the Indemnified Parties unless SMTC and SMTC Canada shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, SMTC and SMTC Canada shall be entitled to participate at their own expense in the defence and, if SMTC and SMTC Canada so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by SMTC or SMTC Canada, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and SMTC or SMTC Canada and the Trustee shall have been advised by counsel acceptable to SMTC or SMTC Canada that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to SMTC or SMTC Canada and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case SMTC and SMTC Canada shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2  Limitation of Liability

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1 Resignation

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to SMTC and to SMTC Canada specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless SMTC and SMTC Canada otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, SMTC and SMTC Canada shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing appointment of a successor trustee by SMTC and SMTC Canada, a successor trustee may be appointed by an order of the Ontario Superior Court of Justice upon application by one or more parties hereto. Should the retiring trustee apply for the appointment of a successor trustee by an order of the Ontario Superior Court of Justice, it shall be at the joint and several expense of SMTC and SMTC Canada.

10.2 Removal

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior written notice by SMTC and SMTC Canada, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 Successor Trustee

     Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to SMTC and to SMTC Canada and to its predecessor trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of SMTC and SMTC Canada or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, SMTC, SMTC Canada and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee

     Upon acceptance of appointment by a successor trustee as provided herein, SMTC and SMTC Canada shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If SMTC or SMTC Canada shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of SMTC and SMTC Canada.

                                   ARTICLE 11
                                 SMTC SUCCESSORS

11.1 Certain Requirements in Respect of Combination

     Subject to Section 11.3, SMTC shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertakings, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other person or continuing corporation (the "SMTC Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the SMTC Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such SMTC Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of SMTC under this agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 Vesting of Powers in Successor

     Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee and, if required by Section 11.1, SMTC Successor and SMTC Canada shall execute and deliver the supplemental agreement provided for in
Article 12 and thereupon the SMTC Successor shall possess and from time to time may exercise each and every right and power of SMTC under this agreement in the name of SMTC or otherwise and any act or proceeding under any provision of this agreement required to be done or performed by the board of directors of SMTC or any officers of SMTC may be done and performed with like force and effect by the directors or officers of such SMTC Successor.

11.3 Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of SMTC with or into SMTC or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of SMTC provided that all of the assets of such subsidiary are transferred to SMTC or another wholly-owned direct or indirect subsidiary of SMTC and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1 Amendments, Modifications

     This agreement may not be amended or modified except by an agreement in writing executed by SMTC, SMTC Nova Scotia, SMTC Canada and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

12.2 Ministerial Amendments

     Notwithstanding the provisions of Section 12.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of SMTC Canada, SMTC Nova Scotia and SMTC shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of SMTC, SMTC Nova Scotia and SMTC Canada and on the advice of counsel to the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to SMTC, SMTC Nova Scotia, SMTC Canada and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of SMTC, SMTC Nova Scotia and SMTC Canada shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3 Meeting to Consider Amendments

     SMTC Canada, at the request of SMTC or SMTC Nova Scotia, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the bylaws of SMTC Canada, the Exchangeable Share Provisions and all applicable laws.

12.4 Changes in Capital of SMTC and SMTC Canada

     At all times after the occurrence of any event contemplated pursuant to
Section 2.7 or 2.8 of the Exchangeable Share Support Agreement or otherwise, as a result of which either the shares of SMTC Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the shares of SMTC Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Agreements

     No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time, SMTC Canada (when authorized by a resolution of its board of directors), SMTC (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of SMTC Successors and the covenants of and obligations assumed by each such SMTC Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee relying on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to SMTC, SMTC Canada, the Trustee or this agreement; and

     (c) for any other purposes not inconsistent with the provisions of this agreement, including without limitation, to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee relying on the advice of counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1 Term

     The Trust created by this agreement shall continue until the earliest to occur of the following events:

     (a) no outstanding Exchangeable Shares (other than Exchangeable Shares in respect of which a holder is deemed, under this agreement or the Exchangeable Share Provisions, to be a holder of shares of SMTC Common Stock) are held by a Beneficiary;

     (b) each of SMTC and SMTC Canada elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

     (c) 21 years from the date of the death of the last surviving issue of Her Majesty Queen Elizabeth II alive on the date of this agreement.

13.2 Survival of Agreement

     This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares (other than Exchangeable Shares in respect of which a holder is deemed, under this agreement or the Exchangeable Share Provisions, to be a holder of shares of SMTC Common Stock) outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this agreement.

                                   ARTICLE 14
                                     GENERAL

14.1 Assignment

     This agreement shall not be assignable by any party hereto.

14.2 Time

     Time shall be of the essence of this agreement.

14.3 Governing Law

     This agreement and the rights and obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.4 Severability

     If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.5 Enurement

     This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.6 Notices to Parties

     All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given at the time of receipt, if delivered in person or sent by facsimile transmission on a Business Day at the place of receipt (or, if given on a non-Business Day at the place of receipt, shall be deemed to have been duly given on the next succeeding Business Day at such place) to the parties as follows:

     (a)  if to SMTC:

          SMTC Corporation
          635 Hood Road
          Markham, Ontario
          Canada  L3R 4N6

          Attention:        Richard J. Smith, C.A.
                            Vice-President, Finance and Administration
          Fax:              (905) 479-5326

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts
          02110-2624  U.S.A.

          Attention:        Alfred Rose
          Fax:              (617) 951-7050

     (b)  if to SMTC Canada or SMTC Nova Scotia:

          SMTC Manufacturing Corporation of Canada
          635 Hood Road

          Markham, Ontario
          Canada  L3R 4N6

          Attention:        Richard J. Smith, C.A.
                            Vice-President, Finance and Administration
          Fax:              (905) 479-5326

          with a copy to:

          McMillan Binch
          Suite 3800, South Tower
          Royal Bank Plaza
          Toronto, Ontario
          Canada  M5J 2J7

          Attention:        Mary-Ann Haney
          Fax:              (416) 865-7048

     (c)  if to the Trustee:

          CIBC Mellon Trust Company
          320 Bay Street, P.O. Box 1
          Toronto, Ontario
          Canada  M5H 4A6

          Attention:        Assistant Vice-President, Client Services
          Fax:              (416) 643-5570

or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.7 Notice to Beneficiaries

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the bylaws of SMTC Canada from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such bylaws, the provisions of which bylaws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.8 Counterparts

     This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

14.9 Attornment

     Each of SMTC and SMTC Nova Scotia agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the court of any other jurisdiction and hereby appoints SMTC Canada at its registered office in the Province of Ontario as its attorney for service of process.

     IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                       SMTC MANUFACTURING CORPORATION OF CANADA



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       SMTC CORPORATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       SMTC NOVA SCOTIA COMPANY



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       CIBC MELLON TRUST COMPANY



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: